                                                                     EXHIBIT 3.5

                                                               EXECUTION VERSION

================================================================================

                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         HOLLY LOGISTIC SERVICES, L.L.C.

================================================================================

                                TABLE OF CONTENTS

                                          ARTICLE I
                                         DEFINITIONS

Section 1.1       Definitions...............................................................    1
Section 1.2       Construction..............................................................    5

                                          ARTICLE II
                                         ORGANIZATION

Section 2.1       Formation.................................................................    5
Section 2.2       Name......................................................................    5
Section 2.3       Registered Office; Registered Agent; Principal Office; Other Offices......    6
Section 2.4       Purpose and Business......................................................    6
Section 2.5       Powers....................................................................    6
Section 2.6       Term......................................................................    7
Section 2.7       Title to Company Assets...................................................    7

                                         ARTICLE III
                                      RIGHTS OF MEMBERS

Section 3.1       Voting....................................................................    7
Section 3.2       Distribution..............................................................    7

                                          ARTICLE IV
                          CAPITAL CONTRIBUTIONS; PRE EMPTIVE RIGHTS;
                                NATURE OF MEMBERSHIP INTEREST

Section 4.1       Initial Capital Contributions.............................................    7
Section 4.2       Additional Capital Contributions..........................................    7
Section 4.3       Limited Preemptive Rights.................................................    8
Section 4.4       Fully Paid and Non-Assessable Nature of Membership Interests..............    8
Section 4.5       Capital Account...........................................................    8

                                          ARTICLE V
                             MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1       Establishment of The Board................................................    8
Section 5.2       The Board; Delegation of Authority and Duties.............................    8
Section 5.3       Term of Office............................................................    9
Section 5.4       Meetings of the Board and Committees......................................   10
Section 5.5       Voting....................................................................   11
Section 5.6       Responsibility and Authority of the Board.................................   11
Section 5.7       Devotion of Time..........................................................   11
Section 5.8       Certificate of Formation..................................................   11
Section 5.9       Benefit Plans.............................................................   12
Section 5.10      Indemnification...........................................................   12

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

Section 5.11      Liability of Indemnitees..................................................   14
Section 5.12      Reliance by Third Parties.................................................   14

                                          ARTICLE VI
                                           OFFICERS

Section 6.1       Officers..................................................................   15
Section 6.2       Compensation..............................................................   17

                                         ARTICLE VII
                            BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1       Records and Accounting....................................................   17
Section 7.2       Reports...................................................................   17
Section 7.3       Bank Accounts.............................................................   17

                                         ARTICLE VIII
                                 DISSOLUTION AND LIQUIDATION

Section 8.1       Dissolution...............................................................   18
Section 8.2       Effect of Dissolution.....................................................   18
Section 8.3       Application of Proceeds...................................................   18
Section 8.4       Capital Account Restoration...............................................   19

                                          ARTICLE IX
                                      GENERAL PROVISIONS

Section 9.1       Addresses and Notices.....................................................   19
Section 9.2       Creditors.................................................................   19
Section 9.3       Applicable Law............................................................   19
Section 9.4       Invalidity of Provisions..................................................   20

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

      THIS FIRST AMENDED AND RESTATED LIMITED LIABILTY COMPANY AGREEMENT of Holly Logistic Services, L.L.C. (the "Company"), dated as of the Closing Date is entered into by Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo"), as sole member of the Company (the "Sole Member").

                                    RECITALS:

      WHEREAS, Navajo entered into a limited liability company agreement dated effective as of December 18, 2003 for the purpose of forming the Company as a limited liability company under the Delaware Limited Liability Company Act and filed a Certificate of Formation with the Secretary of State of the State of Delaware effective as of such date.

      WHEREAS, Navajo now desires to execute this amended and restated Limited Liability Company Agreement in connection with the initial public offering of Holly Energy Partners, L.P., and certain other matters.

      NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby enter into this
Agreement:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., as it may be amended, supplemented or restated

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

from time to time. The Agreement shall constitute a "limited liability company agreement" as such term is defined in the Act.

      "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

      "Board" shall have the meaning assigned to such term in Section 5.1.

      "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the state of Texas shall not be regarded as a Business Day.

      "Capital Contribution" means any cash, cash equivalents or the value of Contributed Property contributed to the Company pursuant to this Agreement.

      "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

      "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Unit" has the meaning assigned to such term in the MLP Agreement.

      "Company" means Holly Logistic Services, L.L.C., a Delaware limited liability company, and any successors thereto.

      "Company Group" means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

      "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

      "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the Company, Holly, the MLP General Partner, the MLP, OLP GP, the OLP and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

      "Credit Agreement" means the Credit Agreement, dated July 7, 2004, among the OLP, as borrower, and a syndicate of financial institutions led by Union Bank of California as Administrative Agent and Sole Lead Arranger, Bank of America, National Association, as Syndication Agent and Guaranty Bank, as Documentation Agent.

      "Directors" has the meaning assigned to such term in Section 5.1.

      "Holly" means Holly Corporation, a Delaware corporation.

      "Group Member" means a member of the Company Group.

      "Indemnitee" means (a) the Sole Member; (b) any Person who is or was a member, partner, director, officer, employee, agent or trustee of the Company, any Group Member, the MLP, the General Partner or any of their respective Affiliates; and (c) any Person who is or was serving at the request of the Sole Member as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

      "Independent Director" has the meaning assigned to such term in Section
5.2.

      "Initial Public Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

      "Membership Interest" means all of the Sole Member's rights and interest in the Company in the Sole Member's capacity as the Sole Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Sole Member's interest in the capital, income, gain, deductions, losses and credits of the Company.

      "MLP" means Holly Energy Partners, L.P.

      "MLP Agreement" means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

      "MLP General Partner" means HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the MLP.

      "NYSE" has the meaning assigned to such term in Section 5.2.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

      "Omnibus Agreement" means the Omnibus Agreement, dated as of the Closing Date, among the Company, the MLP General Partner, Holly, Navajo, Navajo Refining Company, L.P., the MLP, OLP GP and the OLP.

      "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Company or the MLP or any of their respective Affiliates) acceptable to the Sole Member.

      "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

      "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

      "Registration Statement" means, collectively, the Registration Statement on Form S-1 (Registration No. 333-113588) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering and the related Registration Statement on Form S-1 (Registration No.: 333-117217) filed by the MLP with the Commission pursuant to Rule 462(b) under the Securities Act.

      "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

      "Sole Member" means Navajo Pipeline Co., L.P. and its successors and permitted assigns as sole member of the Company.

      "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

      "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

      "Underwriting Agreement" means the Underwriting Agreement, dated as of the July 7, 2004, among the Company, Navajo, the MLP General Partner, the MLP, OLP GP, the OLP, Holly and the Underwriters, providing for the purchase of Common Units by such Underwriters.

      "Unit" has the meaning assigned to such term in the MLP Agreement.

      "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

      "Working Capital Borrowings" has the meaning assigned to such term in the MLP Agreement.

Section 1.2 Construction.

      (a) Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

      (b) A reference to any Person includes such Person's successors and permitted assigns.

                                   ARTICLE II
                                  ORGANIZATION

Section 2.1 Formation.

      On December 18, 2003, Navajo formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2 Name.

      The name of the Company shall be "Holly Logistic Services, L.L.C.". The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Board in its sole discretion, including, if consented to by the Board, the name of the MLP. The words "Limited Liability Company," "L.L.C." or "LLC" or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

any jurisdiction that so requires. The Board in its discretion may change the name of the Company at any time and from time to time and shall notify the Sole Member of such change in the next regular communication to the Sole Member.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other
            Offices.

      Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.

Section 2.4 Purpose and Business.

      The purpose and nature of the business to be conducted by the Company shall be to (a) serve as general partner of the MLP General Partner and, in connection therewith, to exercise all rights and conferred upon the Company as the general partner of the MLP General Partner pursuant to the First Amended and Restated Agreement of Limited Partnership of the MLP General Partner, dated the Closing Date, or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in, or any type of business or activity engaged in by the Company prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP.

Section 2.5 Powers.

      The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

Section 2.6 Term.

      The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the earlier dissolution of the Company in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7 Title to Company Assets.

      Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof.

                                  ARTICLE III
                                RIGHTS OF MEMBERS

Section 3.1 Voting.

      Unless otherwise granted to the Board this Agreement, the Sole Member shall possess the entire voting interest in all matters relating to the Company, including, without limitation, matters relating to the amendment of this Agreement, any merger, consolidation or conversion of the Company, sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company.

Section 3.2 Distribution.

      Distributions by the Company of cash or other property shall be made to the Sole Member at such time as the Board deems appropriate.

                                   ARTICLE IV
                   CAPITAL CONTRIBUTIONS; PRE EMPTIVE RIGHTS;
                          NATURE OF MEMBERSHIP INTEREST

Section 4.1 Initial Capital Contributions.

      On December 18, 2003, in connection with the formation of the Company, the Sole Member made a contribution to the capital of the Company in the amount of $1,000 in exchange for all of the Membership Interests.

Section 4.2 Additional Capital Contributions.

      The Sole Member shall not be obligated to make additional Capital Contributions to the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

Section 4.3 Limited Preemptive Rights.

      No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

Section 4.4 Fully Paid and Non-Assessable Nature of Membership Interests.

      All Membership Interests issued pursuant to, and in accordance with, the requirements of this Article IV shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by
Section 18-607 of the Act.

Section 4.5 Capital Account.

      A "Capital Account" shall be maintained for the Sole Member in accordance with the Code.

                                   ARTICLE V
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Establishment of The Board.

      The number of directors (the "Directors") constituting the Board shall be seven, unless otherwise fixed from time to time pursuant to a resolution adopted by the Sole Member. The Directors shall be elected or approved by the Sole Member and shall serve as Directors of the Company until their death or removal from office or until their successors are elected and qualified.

      As at the date of this Agreement, the Directors of the Company are Matthew
P. Clifton and Lamar Norsworthy. The Sole Member intends to appoint Charles M. Darling, IV, Jerry W. Pinkerton and William P. Stengel as Directors following the Closing Date. In addition, the Sole Member intends to appoint two additional Directors within 1 year of the date of this Agreement.

Section 5.2 The Board; Delegation of Authority and Duties.

      (a) Members and Board. The business and affairs of the Company shall be managed by the Board, which shall possess all rights and powers which are possessed by "managers" under the Act and otherwise by applicable law, pursuant to Section 18-402 of the Act, subject to the provisions of this Agreement. Except as otherwise expressly provided for herein, the Sole

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company. To the fullest extent permitted by applicable law, each Director shall have such rights and duties as are applicable to directors of a corporation organized under the General Corporation Law of the State of Delaware.

      (b) Delegation by the Board. The Board shall have the power and authority to delegate to one or more other Persons the Board's rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, the Sole Member, or any Director or Officer) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the directors of a corporation and no Officer or other Person shall be authorized or empowered to act on behalf of the Company in any way beyond the customary rights and powers of an officer of a corporation.

      (c)   Committees.

            (i) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

            (ii) The Board shall have an audit committee comprised of three Directors, all of whom shall be Independent Directors. Such audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the "NYSE"), as amended from time to time. "Independent Director" shall mean Directors meeting the independence and experience requirements as set forth most recently by the NYSE. The initial members of the Audit Committee will be Messrs. Darling, Pinkerton and Stengel.

            (iii) The Board shall have a compensation committee (the "Compensation Committee") which shall be charged with setting compensation for officers of the Company, as well as administering any Incentive Plans put in place by the Company. The initial members of the Compensation Committee shall be Messrs. Darling, Pinkerton and Stengel.

Section 5.3 Term of Office.

      Once designated pursuant to Section 5.1, a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director's resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

otherwise specified in such notice, the acceptance by the Board of such Director's resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or under applicable law to the contrary, any Director may be removed at any time with or without cause by the Sole Member.

Section 5.4 Meetings of the Board and Committees.

      (a) Meetings. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least ten days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of a majority of the Directors (or a majority of the members of such committee) upon at least two days (if the meeting is to be held in person) or twenty-four hours (if the meeting is to be held telephonically) oral or written notice to the Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee). All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director (or member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

      (b) Conduct of Meetings. Any meeting of the Board (or any committee of the Board) may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      (c) Quorum. A majority of all Directors (or members of a committee of the Board), present in person or participating in accordance with Section 5.4(b), shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members) present may adjourn the meeting without further notice. The Directors (or members of a committee of the Board) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors (or members) to leave less than a quorum; provided, however, that only the acts of the Directors (or members) meeting the requirements of Section 5.5 shall be deemed to be acts of the Board (or such committee).

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

      (d) Procedures. To the extent not inconsistent with this Agreement or the Act, the procedures and rights governing the Board and its committees shall be as provided to the board of directors and its committees of a corporation under the General Corporation Law of the State of Delaware.

      (e) Chairman of the Board. The chairman of the Board shall preside at all meetings of the Board. The Directors also may elect a vice-chairman to act in the place of the chairman upon his absence or inability to act.

Section 5.5 Voting.

      Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board (or any committee of the Board) in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of greater than a majority of the Directors (or members of such committee) present or (ii) the unanimous written consent (in lieu of meeting) of the Directors (or members of such committee) who have been designated and who are then in office. Any Director may vote in person or by proxy (pursuant to a power of attorney) on any matter that is to be voted on by the Board at a meeting thereof.

Section 5.6 Responsibility and Authority of the Board.

      Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Section 6.1 hereof and as are specified by the Board from time to time. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers who shall be agents of the Company.

Section 5.7 Devotion of Time.

      The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company (except in their capacity as employees of the Company).

Section 5.8 Certificate of Formation.

      Navajo caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Act and certain other certificates or documents it determined in its sole discretion to be necessary or appropriate for the qualification and operation of the Company in certain other states. The Sole Member shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Sole

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

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Member to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Sole Member to be necessary or appropriate, the Sole Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.

Section 5.9 Benefit Plans.

      The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Company Securities, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group.

Section 5.10 Indemnification.

      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, damages or liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 5.10 shall be made only out of the assets of the Company, it being agreed that the Sole Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to
Section 5.10(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such

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                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.10.

      (c) The indemnification provided by this Section 5.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any decision of the Sole Member, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Company may purchase and maintain (or reimburse the Sole Member or its Affiliates for the cost of) insurance, on behalf of the Directors, the Officers, the Sole Member, its Affiliates and such other Persons as the Sole Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 5.10, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 5.10(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Company.

      (f) In no event may an Indemnitee subject the Sole Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 5.10 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 5.10 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

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

Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.11 Liability of Indemnitees.

      (a) Notwithstanding anything to the contrary set forth in this Agreement or the MLP Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Sole Member or any other Persons who have acquired interests in the MLP, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

      (b) Any amendment, modification or repeal of this Section 5.11 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.12 Reliance by Third Parties.

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that any Officer authorized by the Board to act for and on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with any such Officer as if it were the Company's sole party in interest, both legally and beneficially. The Sole Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any such Officer in connection with any such dealing. In no event shall any Person dealing with any such Officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by any Officer authorized by the Board shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of and in the name of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

                                       14
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                                   ARTICLE VI
                                    OFFICERS

Section 6.1 Officers.

      (a) Generally. The Board shall appoint agents of the Company, referred to as "Officers" of the Company as described in this Section 6.1, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.1.

      (b) Titles and Number. The Officers shall be the Chairman, the Chief Executive Officer, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Section 6.1. There shall be appointed from time to time, in accordance with this Section 6.1, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Board may desire. Any person may hold two or more offices.

            (i) Chairman. The Board shall elect an individual to serve as Chairman. The Chairman shall preside at all meetings of the Board. The Board may also elect a Vice Chairman to act in place of the Chairman in his absence. The Chairman of the Board may also be the Chief Executive Officer.

            (ii) Chief Executive Officer. The Board shall elect an individual to serve as Chief Executive Officer. In general, the Chief Executive Officer, subject to the direction and supervision of the Board and the Chairman, shall be the chief executive officer of the Company and shall have general and active control of the general management and affairs and business and general supervision of the Company and officers, agents and employees, and shall perform all duties incident to the office of Chief Executive Officer of the Company and such other duties as may be prescribed from time to time by the Board or the Chairman. The Chief Executive Officer shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Board, the Chairman, or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman, or the Vice Chairman, if there is one, or in the event of the Chairman's inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman, and the Chief Executive Officer, when so acting, shall have all of the powers of the Chairman.

            (iii) Vice Presidents. The Board, in its discretion, may elect one or more Vice Presidents. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the Vice President (or in the event there be

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                         HOLLY LOGISTIC SERVICES, L.L.C.

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

      more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties as from time to time may be assigned by the President or the Board.

            (iv) Secretary and Assistant Secretaries. The Board, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board and of the Sole Member, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board or the Chief Executive Officer. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

            (v) Treasurer and Assistant Treasurers. The Board, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board or the Chief Executive Officer. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board or the Chief Executive Officer, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Chief Executive Officer or such other Officer as the Board shall select, shall have the powers and duties conferred upon the Treasurer.

      (c) Other Officers and Agents. The Board may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

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

      (d) Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.

      (e) Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

      (f) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

Section 6.2 Compensation.

      The Officers shall receive such compensation for their services as may be designated by the Compensation Committee.

                                  ARTICLE VII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Records and Accounting.

      The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business. The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year and (ii) maintained on an accrual basis in accordance with GAAP, consistently applied.

Section 7.2 Reports.

      With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Sole Member:

      (a) Within 120 Days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year and a balance sheet as of the end of such year.

      (b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by the Sole Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

Section 7.3 Bank Accounts.

      Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

                                  ARTICLE VIII
                           DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution.

      (a) The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:

            (i)   an election to dissolve the Company by the Sole Member;

            (ii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

            (iii) a merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.

      (b)   No other event shall cause a dissolution of the Company.

Section 8.2 Effect of Dissolution.

      Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Sole Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Sole Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of
Section 8.3(c), and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

Section 8.3 Application of Proceeds.

      Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:

      (a) To the payment of debts and liabilities of the Company (including to the Sole Member to the extent permitted by applicable law) and the expenses of liquidation.

      (b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

such reserves shall be paid over by such Person to an escrow agent appointed by the Board, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

      (c)   The remainder to the Sole Member.

Section 8.4 Capital Account Restoration.

      The Sole Member shall not have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1 Addresses and Notices.

      Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Sole Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Sole Member at the address described below. Any notice to the Company shall be deemed given if received by the Chief Executive Officer at the principal office of the Company designated pursuant to Section 2.3. The Company may rely and shall be protected in relying on any notice or other document from the Sole Member or other Person if believed by it to be genuine.

      If to the Sole Member:

                  Navajo Pipeline Co., L.P.
                  100 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Attn: President
                  Facsimile No.: (214) __________

Section 9.2 Creditors.

      None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 9.3 Applicable Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

Section 9.4 Invalidity of Provisions.

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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                           FIRST AMENDED AND RESTATED
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                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

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      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

                             NAVAJO PIPELINE CO., L.P.

                             By: NAVAJO PIPELINE GP, L.L.C.
                                 its General Partner

                                  By: /s/ Stephen J. McDonnell
                                      ------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         HOLLY LOGISTIC SERVICES, L.L.C.

                                 SIGNATURE PAGE